Pricing Agreement


Goldman, Sachs & Co.,
  As Representatives of the several
    Underwriters named in Schedule I hereto, c/o Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004.

                                                        Date: December 3, 1996
Ladies and Gentlemen:

     Mellon Capital I, a statutory business trust formed under the laws of the State of Delaware (the "Designated Trust") and Mellon Bank Corporation, a Pennsylvania corporation (the "Company"), propose, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated December 3, 1996 (the "Underwriting Agreement"), between the Designated Trust, Mellon Capital II, Mellon Capital III and the Company on the one hand and Goldman, Sachs & Co., on the other hand, to issue and sell to the Underwriters named in
Schedule I hereto (the "Underwriters") the Securities specified in Schedule II hereto (the "Designated Securities" consisting of Firm Designated Securities and any Optional Designated Securities the Underwriters may elect to purchase). The principal asset of the Trust consists of debt securities of the Company (the "Subordinated Debentures"), as specified in Schedule II to this Agreement. The Designated Securities will be guaranteed by the Company to the extent set forth in this Agreement with respect to such Designated Securities (the "Guarantee"). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth in Schedule II hereto.

     An amendment to the Initial Registration Statement or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, (a) the Designated Trust agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Designated Trust, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Firm Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto and, (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Designated Securities, as provided below, the Designated Trust agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Designated Trust at the purchase price to the Underwriters set forth in Schedule II hereto that portion of the number of Optional Designated Securities as to which such election shall have been exercised.

     The Designated Trust hereby grants to each of the Underwriters the right to purchase at their election up to the number of Optional Designated Securities set forth opposite the name of such Underwriter in Schedule I hereto on the terms referred to in the paragraph above for the sole purpose of covering over-allotments in the sale of the Firm Designated Securities. Any such election to purchase Optional Designated Securities may be exercised by written notice from the Representatives to the Designated Trust and the Company given within a period of 30 calendar days after the date of this Pricing Agreement, setting forth the aggregate number of Optional Designated Securities to be purchased and the date on which such Optional Designated Securities are to be delivered, as determined by the Representatives, but in no event earlier than the First Time of Delivery or, unless the Representatives and the Designated Trust otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.



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



     If the foregoing is in accordance with your understanding, please sign and return to us six counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Designated Trust and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Designated Trust and the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                        Very truly yours,

                                        Mellon Bank Corporation



                                        By:    /s/  Frank V. Cahouet
                                               -----------------------
                                               Name:  Frank V. Cahouet
                                               Title: Chairman, President &
                                                       Chief Executive Officer

                                        Mellon Capital I
                                        By:    Mellon Bank Corporation,
                                               as Depositor



                                        By:    /s/  Frank V. Cahouet
                                               -----------------------
                                               Name:  Frank V. Cahouet
                                               Title: Chairman, President &
                                                       Chief Executive Officer
Accepted as of the date hereof:

Goldman, Sachs & Co.
As Representatives of the Underwriters
 Named in Schedule I hereto



By: /s/  Goldman, Sachs & Co.
    -------------------------
         (Goldman, Sachs & Co.)

On behalf of each of the Underwriters


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



                                   SCHEDULE I


                                                                             Maximum Number
                                                            Number of          of Optional
                                                        Firm Designated        Designated
                                                           Securities       Securities Which
                   Underwriter                          to be Purchased     May be Purchased
                   -----------                          ---------------     ----------------



Goldman, Sachs & Co..................................        197,500               0
Merrill Lynch, Pierce, Fenner & Smith Incorporated...        197,500               0
Bear, Stearns & Co. Inc..............................         35,000               0
Lehman Brothers Inc..................................         35,000               0
Smith Barney Inc.....................................         35,000               0
                                                            --------              --
     Total........................................           500,000               0



                                   SCHEDULE II


Designated Trust:

     Mellon Capital I

Title of Designated Securities:

     7.72% Capital Securities, Series A

Aggregate principal amount:

     Aggregate principal amount of Designated
     Securities to be sold: $500,000,000

Price to Public:

     100% of the principal amount of the Designated Securities, plus accrued Distributions, if any, from date of original issuance

Purchase Price by Underwriters:

     100% of the principal amount of the Designated Securities, plus accrued Distributions, if any, from date of original issuance

Underwriters' Compensation:

     As compensation to the Underwriters for their commitments hereunder, and in view of the fact that the proceeds of the sale of the Designated Securities will be used by the Designated Trust to purchase the Subordinated Debentures of the Company, the Company hereby agrees to pay at each Time of Delivery to Goldman, Sachs & Co., for the accounts of the several Underwriters, an amount equal to $10 per preferred security for the Designated Securities to be delivered at each Time of Delivery.

Specified funds for payment of purchase price:

     Federal (same day) Funds

Stock Exchange Listing

     None.

Accountants' Letter to be delivered on date of Pricing Agreement:

     No.

Trust Agreement:

     Amended and Restated Trust Agreement, dated as of December 3, 1996, between the Company and the Trustees named therein

Indenture:

     Indenture, dated as of December 3, 1996, between the Company and The Chase Manhattan Bank, as Debenture Trustee

Guarantee:

     Guarantee Agreement, dated as of December 3, 1996, between Company and The Chase Manhattan Bank, as Guarantee Trustee

Maturity:

     December 1, 2026

Interest Rate:

     7.72%

Interest Payment Dates:

     June 1 and December 1

Extension Period:

     Up to 10 semi-annual periods.

Redemption Provisions:

     The redemption provisions set forth in Section 4.2 of the Trust Agreement shall apply to the Designated Securities.

Sinking Fund Provisions:

     No sinking fund provisions.

Time of Delivery:

     10:00 a.m., New York City time
     December 10, 1996


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



Closing Location:

     Sullivan & Cromwell
     125 Broad Street
     New York, New York 10004

Names and addresses of Representatives:

     Goldman, Sachs & Co.
     85 Broad Street
     New York, New York 10004












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



                                                                        ANNEX II

     Pursuant to Section 7(f) of the Underwriting Agreement, the accountants shall furnish letters to the Underwriters to the effect that:

          (i) They are independent certified public accountants with respect to the Designated Trust and the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder;

          (ii) In their opinion, the financial statements and any supplementary financial information and schedules (and, if applicable, financial forecasts and/or pro forma financial information) examined by them and included or incorporated by reference in the Registration Statement or the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act or the Exchange Act, as applicable, and the related published rules and regulations thereunder; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the consolidated interim financial statements, selected financial data, pro forma financial information, financial forecasts and/or condensed financial statements derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been separately furnished to the representatives of the Underwriters (the "Representatives");

          (iii) They have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included in the Company's Quarterly Reports on Form 10-Q incorporated by reference into the Prospectus as indicated in their reports thereon copies of which have been separately furnished to the Representatives; and on the basis of specified procedures including inquiries of officials of the Company who have responsibility for financial and accounting matters regarding whether the unaudited condensed consolidated financial statements referred to in paragraph (vi)(A)(i) below comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations, nothing came to their attention that caused them to believe that the unaudited condensed consolidated financial statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations;

          (iv) The unaudited selected financial information with respect to the consolidated results of operations and financial position of the Company for the five most recent fiscal years included in the Prospectus and included or incorporated by reference in Item 6 of the Company's Annual Report on Form 10-K for the most recent fiscal year agrees with the corresponding amounts (after restatement where applicable) in the audited consolidated financial statements for such five fiscal years which were included or incorporated by reference in the Company's Annual Reports on Form 10-K for such fiscal years;

          (v) They have compared the information in the Prospectus under selected captions with the disclosure requirements of Regulation S-K and on the basis of limited procedures specified in such letter nothing came to their attention as a result of the foregoing procedures that caused them to believe that this information does not conform in all material respects with the disclosure requirements of items 301, 302, 402 and 503(d), respectively, of Regulation S-K;



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

          (vi) On the basis of limited procedures, not constituting an examination in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of the Company and its subsidiaries, inspection of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

          (A) (i) the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus and/or included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the related published rules and regulations, or (ii) any material modifications should be made to the unaudited condensed consolidated statements of income, consolidated balance sheets and consolidated statements of cash flows included in the Prospectus or included in the Company's Quarterly Reports on Form 10-Q incorporated by reference in the Prospectus, for them to be in conformity with generally accepted accounting principles;

          (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

          (C) the unaudited financial statements which were not included in the Prospectus but from which were derived the unaudited condensed financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in Clause (B) were not determined on a basis substantially consistent with the basis for the audited financial statements included or incorporated by reference in the Company's Annual Report on Form 10-K for the most recent fiscal year;

          (D) any unaudited pro forma consolidated condensed financial statements included or incorporated by reference in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the published rules and regulations thereunder or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;




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


          (E) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn-outs of performance shares and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated net current assets or stockholders' equity or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included or incorporated by reference in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

          (F) for the period from the date of the latest financial statements included or incorporated by reference in the Prospectus to the specified date referred to in Clause (E) there were any decreases in consolidated net revenues or operating profit or the total or per share amounts of consolidated net income or other items specified by the Representatives, or any increases in any items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

          (vii) In addition to the examination referred to in their report(s) included or incorporated by reference in the Prospectus and the limited procedures, inspection of minute books, inquiries and other procedures referred to in paragraphs (iii) and (vi) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives which are derived from the general accounting records of the Company and its subsidiaries, which appear in the Prospectus (excluding documents incorporated by reference), or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives or in documents incorporated by reference in the Prospectus specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

     All references in this Annex II to the Prospectus shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as defined in the Underwriting Agreement as of the date of the letter delivered on the date of the Pricing Agreement for purposes of such letter and to the Prospectus as amended or supplemented (including the documents incorporated by reference therein) in relation to the applicable Designated Securities for purposes of the letter delivered at the Time of Delivery for such Designated Securities.

                                        3